Exhibit 99.1

Spectrum Brands Announces Amendments to Merger and Support Agreements

•	Company enters letter agreement intended to improve liquidity of stock

•	Go shop period to seek alternative proposals extended by 15 days

Spectrum Brands (OTC Bulletin Board: SPEB) (the “Company” or “Spectrum”) today announced it has entered into a letter agreement with Harbinger Capital Partners Master Fund I, Ltd. and two of its affiliates (the “Harbinger Parties”) amending the support agreement that was previously entered into between Spectrum Brands and the Harbinger Parties in connection with the Merger Agreement dated February 9, 2010 (the “Merger Agreement”). The Merger Agreement proposes to bring Russell Hobbs’ network of well-known small appliance brands into Spectrum’s operating structure to form a new global consumer products company with an estimated $3 billion in annual revenues. Under the terms of the pre-amended support agreement, the Harbinger Parties were generally prohibited from acquiring additional shares of the common stock of Spectrum Brands until the termination of the Merger Agreement. The letter agreement modifies the support agreement to permit the Harbinger Parties to purchase up to 100,000 shares of the common stock per week, up to an aggregate of two million shares, in order to provide additional liquidity to Spectrum Brands stockholders.

Under the terms of the letter agreement, the Harbinger Parties have generally agreed to vote any such acquired shares consistently with the way such shares would have otherwise been voted had the Harbinger Parties not purchased such shares and not in the Harbinger Parties’ discretion. As a result and because of a conforming amendment to the definition of the required stockholder approval in the Merger Agreement, the shares purchased as permitted by the letter agreement should not affect the required stockholder votes under the Merger Agreement, including the requirement that a majority of the shares of Spectrum Brands common stock not held by the Harbinger Parties must be voted in favor of the adoption of the Merger Agreement.

The Company also announced today that the parties to the Merger Agreement have entered into an amendment of that agreement to extend the period by which the Company can solicit alternative proposals to the combination with Russell Hobbs. Pursuant to the amendment, this “go shop” period, which had been scheduled to expire on March 25, 2010, has now been extended until 11:59 p.m. Eastern time on April 9, 2010. To the extent that the Company receives a written alternative proposal during the go shop period that the Board of Directors, acting through or consistent with a special committee of the Board of Directors (the “Special Committee”), determines would, on its own or in certain cases together with other alternative proposals, reasonably be expected to result in a superior proposal to the combination with Russell Hobbs, the Company is permitted to continue discussions with any party that submits such superior proposal after the termination of the go shop period. Barclays Capital Inc. is advising Spectrum Brands and the Special Committee in connection with the solicitation of alternative proposals. Additional information about the Merger Agreement is available in the Form 8-K filed with the Securities and Exchange Commission on February 9, 2010.

Additional information about these amendments to the Merger Agreement and the support agreement is available in a Form 8-K to be filed with the Securities and Exchange Commission today.

About Spectrum Brands, Inc.

Spectrum Brands is a global consumer products company and a leading supplier of batteries, shaving and grooming products, personal care products, specialty pet supplies, lawn & garden and home pest control products, personal insect repellents and portable lighting. Helping to meet the needs of consumers worldwide, included in its portfolio of widely trusted brands are Rayovac®, Remington®, Varta®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, Spectracide®, Cutter®, Repel®, and HotShot®.  Spectrum Brands’ products are sold by the world’s top 25 retailers and are available in more than one million stores in more than 120 countries around the world. Headquartered in Atlanta, Georgia, Spectrum Brands generates annual revenue from continuing operations in excess of $2 billion.

Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum Brands’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) Spectrum Brands’ ability to identify, develop and retain key employees, (3) risks that changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands offers, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, and (10) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in Spectrum Brands’ securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q. Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

In addition, the following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:

•	the failure of Spectrum Brands stockholders to approve this transaction;

•	the risk that the businesses will not be integrated successfully;

•	the risk that synergies will not be realized;

•	the risk that required consents will not be obtained;

•	the risk that the combined company following this transaction will not realize on its financing strategy;

•	litigation in respect of either company or this transaction; and

•	disruption from this transaction making it more difficult to maintain certain strategic relationships.

The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Additional factors that may affect future results and conditions are described in Spectrum Brands’ filings with the SEC, which are available at the SEC’s web site at www.sec.gov or at Spectrum Brands’ website at www.spectrumbrands.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is being made in respect of a proposed business combination involving Spectrum Brands and Russell Hobbs. In connection with the proposed transaction, SB/RH Holdings plans to file with the SEC a Registration Statement on Form S-4 that includes the proxy statement of Spectrum Brands and that also constitutes a prospectus of SB/RH Holdings. The definitive Proxy Statement/Prospectus will be mailed to stockholders of Spectrum Brands. INVESTORS AND SECURITY HOLDERS OF SPECTRUM BRANDS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Spectrum Brands through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained on Spectrum Brands’ website at www.spectrumbrands.com.

PROXY SOLICITATION

Spectrum Brands, Russell Hobbs and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Spectrum Brands and Russell Hobbs stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Spectrum Brands and Russell Hobbs stockholders in connection with the proposed acquisition will be set forth in the Proxy Statement/Prospectus when it is filed with the SEC. You can find information about Spectrum Brands’ executive officers and directors in its annual report on Form 10-K filed with the SEC on December 29, 2009. You can obtain free copies of these documents from Spectrum Brands in the manner set forth above.

Spectrum Brands Investor Relations:

Carey Phelps

DVP Investor Relations, Spectrum Brands

770-829-6208

Media Contact:

MS&L for Spectrum Brands

Frank Ranew

404-870-6832